UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

SPANISH BROADCASTING SYSTEM, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than The Registrant)

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7007 NW 77th Avenue

Miami, Florida 33166

April 29, 2014

Dear Stockholders:

On behalf of the Board of Directors, I am pleased to invite you to the Annual Meeting of Stockholders of Spanish Broadcasting System, Inc. (“SBS”). The meeting will be held on Friday, June 6, 2014, at the Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166 at 2:00 p.m. Eastern Daylight Time (the “Annual Meeting”).

At the meeting, holders of our Class A and Class B common stock will be asked to vote on the election of six members of the Board of Directors (the “Common Stock Directors”) to serve until our next annual meeting of stockholders or until their respective successors are elected and qualify.

The Board of Directors recommends a vote “FOR” the election of each of the Common Stock Directors nominated to the Board. The proposal is described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, which you are encouraged to read fully. We will also consider any additional business that may be properly brought before the Annual Meeting.

We have been informed by a holder of more than 10% of our Series B preferred stock that it intends to nominate two directors to the Company’s Board of Directors in the Annual Meeting pursuant to its rights under the Certificate of Designations governing the rights of the Series B preferred stock (the “Preferred Stock Directors”). If elected, the Board would be expanded to eight members and the Preferred Stock Directors would serve on the Board in addition to the Common Stock Directors.

The Board of Directors has fixed the close of business on April 9, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponement thereof. This record date also applies to the holders of the Series B preferred stock.

Your vote is important regardless of the number of shares you own, and we strongly encourage you to participate by voting your shares whether or not you plan to attend the Annual Meeting.

We intend to begin mailing the attached notice of the Annual Meeting, this Proxy Statement with an accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2013 (the “Annual Report”), on or about April 29, 2014. We encourage you to read the Annual Report. It includes information on SBS’s operations and markets, as well as SBS’s audited consolidated financial statements.

We look forward to seeing you at the Annual Meeting and appreciate your continued support.

Sincerely,

Raúl Alarcón

Chairman of the Board of Directors,

President and Chief Executive Officer

7007 NW 77th Avenue

Miami, Florida 33166

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	2:00 p.m., Eastern Daylight Time on Friday, June 6, 2014

PLACE	Pablo Raúl Alarcón Media Center 7007 NW 77th Avenue Miami, Florida 33166

ITEMS OF BUSINESS	1.	The election of six members of the Board of Directors by the holders of Class A and Class B common stock.

	2.	To transact any such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. We have been informed by a holder of more than 10% of the Company’s Series B preferred stock that it intends to nominate two Preferred Stock Directors at the Annual Meeting. If elected, the Board would be expanded to eight members and these directors would serve on the Board in addition to the Common Stock Directors.

ADJOURNMENTS AND POSTPONEMENTS	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

ANNUAL REPORT	Our Annual Report, which is not part of the proxy soliciting materials, is accessible on the Internet by visiting http://www.proxyvote.com.

RECORD DATE

A holder of common stock is entitled to vote for the Common Stock Directors if it was a stockholder of record at the close of business on Wednesday, April 9, 2014.

A holder of Series B preferred stock is entitled to vote for any Preferred Stock Directors, nominated at the Annual Meeting, if it was a stockholder of record at the close of business on Wednesday, April 9, 2014.

MEETING ADMISSION	Either an admission ticket or proof of ownership of our stock, as well as a form of personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, you may bring the top portion of the proxy card as proof of ownership. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting, or you may request an admission ticket in advance. Please refer to the section entitled “Annual Meeting Admission” in the Proxy Statement for further details.

PROXY	This Proxy Statement is being filed and sent to stockholders on or about April 29, 2014.

VOTING	If you are a holder of common stock and your shares are held on your behalf by a broker, bank, trustee or other nominee in “street name,” you will receive a form from your broker seeking instructions as to how your shares should be voted. We urge you to complete this form and instruct your broker, bank, trustee or other nominee to vote on your behalf.

The Proxy Statement is issued in connection with the solicitation of a proxy for the election of Common Stock Directors on the enclosed form by the Board of Directors of Spanish Broadcasting System, Inc., for use at its 2014 Annual Meeting of Stockholders. We are not soliciting proxies for the election of Preferred Stock Directors. The Proxy Statement not only describes the items that the holders of common stock are being asked to consider and vote on at the 2014 Annual Meeting, but also provides you with important information about SBS. Financial and other important information concerning our company is also contained in our 2013 Annual Report on Form 10-K (the “Annual Report”) for the year ended December 31, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2014: The Notice of Annual Meeting, Proxy Statement and the Annual Report will be mailed to stockholders and are also available at http://www.proxyvote.com.

THIS PROXY STATEMENT AND PROXY CARD WILL BE MADE AVAILABLE ON OR ABOUT APRIL 29, 2014.

By Order of the Board of Directors,

Joseph A. García

Sr. Executive Vice President, Chief Financial Officer,

Chief Administrative Officer and Secretary

i

ii

PROXY STATEMENT

General

The Board of Directors (the “Board”) of Spanish Broadcasting System, Inc., a Delaware corporation (“SBS” or the “Company”), is soliciting proxies for the election of Common Stock Directors (as defined below) at the annual meeting of stockholders to be held on Friday, June 6, 2014, at our principal executive offices, the Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166, at 2:00 p.m. Eastern Daylight Time (the “Annual Meeting”). We are furnishing you with a Proxy Statement because you own shares of our common stock and/or preferred stock that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote on the Proposal (as discussed below), whether or not you attend the Annual Meeting. We intend to begin mailing the attached notice of the Annual Meeting, this Proxy Statement with an accompanying proxy card and our Annual Report to our stockholders, on or about April 29, 2014. The Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision. All references in this Proxy Statement to “we,” “our,” or “us” refer to SBS. We have been informed by a holder of more than 10% of the Company’s Series B preferred stock that it intends to nominate two Preferred Stock Directors at the Annual Meeting. If elected, the Board would be expanded to eight members and these directors would serve on the Board in addition to the Common Stock Directors. We are not soliciting proxies for the Preferred Stock Directors (as defined below).

Annual Meeting Admission

Only stockholders are invited to attend the meeting. An admission ticket or proof of ownership of our stock, along with personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, you may bring the top portion of the proxy card as proof of ownership. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting, or obtain an admission ticket in advance. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

No cameras (including cell phone cameras), recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to have the holders of Class A and Class B common stock vote on the election of six members of the Board of Directors (the “Common Stock Directors”). We have been informed by a holder of more than 10% of the Company’s Series B preferred stock that it intends to nominate two Preferred Stock Directors at the Annual Meeting. If elected, the Board would be expanded to eight members and these directors would serve in addition to the Common Stock Directors.

No matters other than those referred to above are presently scheduled to be considered at the Annual Meeting.

Recommendations of Our Board of Directors

Our Board of Directors recommends that the holders of Class A and Class B common stock vote your shares “FOR” the election of the six Common Stock Directors to serve until our next annual meeting of stockholders or until their respective successors are elected and qualify.

Our Board of Directors is not soliciting proxies nor making a recommendation with respect to the election of the Preferred Stock Directors if such directors are nominated at the Annual Meeting.

Votes Required with Respect to the Proposal

Election of Common Stock Directors — The six nominees for election as directors at the Annual Meeting by the Class A and Class B common stock will be elected by a majority of the votes cast of the Class A and Class B common stock at the Annual Meeting. This means that the director nominee with a majority of the votes for a particular slot is elected for that slot. Votes withheld from one or more director nominees will have the practical effect of voting against such director nominee because the affirmative vote of a majority of the Class A and Class B common stock present at the Annual Meeting and entitled to vote for the election of directors is required.

Holders of common stock who abstain will be considered present at the Annual Meeting for quorum purposes, but their votes will not be counted as affirmative votes. Abstaining, therefore, will have the practical effect of voting against the Proposal because the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote with respect to these matters is required to approve such proposal. A “broker non-vote” occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote on the Proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. “Broker non-votes” are counted for the purpose of determining whether a quorum exists. There is no cumulative voting for the election of directors.

Stockholders Entitled to Vote and Voting Methods

Stockholders of Record

All stockholders of record of our Class A common stock, par value $0.0001 per share (the “Class A common stock”) and Class B common stock, par value $0.0001 per share (the “Class B common stock”), at the close of business on April 9, 2014 (the “Record Date”), are entitled to receive notice and to vote at the Annual Meeting on the election of the Common Stock Directors (the Proposal). In addition, all stockholders of record of our Series B preferred stock, par value $0.01 per share (the “Series B preferred stock”), at the close of business on the Record Date, are also entitled to receive notice and to vote at the Annual Meeting on the election of the Preferred Stock Directors if such directors are nominated.

If your shares are registered directly in your name with our Transfer Agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record of those shares and these proxy materials are being sent directly to you by us. If you are a stockholder of record of common stock, you have the right to grant your voting proxy directly to us or to vote in person at the meeting for the election of the Common Stock Directors. You may also vote on the Internet or by telephone, as described below. We are not soliciting proxies for the Preferred Stock Directors.

The Internet and telephone voting procedures are designed to authenticate holders of common stock by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting for stockholders of record will be available 24 hours a day, until 11:59 p.m. (Eastern Daylight Time) on June 5, 2014. Holders of Series B Preferred Stock are not eligible to vote by Internet, telephone or mail.

•	VOTE BY INTERNET — www.proxyvote.com — If you have Internet access, you may submit your proxy from any location 24 hours a day, 7 days a week. Have your proxy card when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•	VOTE BY TELEPHONE — 1-800-690-6903 — You may use any touch-tone telephone to vote your proxy, toll-free, 24 hours a day, 7 days a week. Have your proxy card in hand when you call and then follow the instructions.

•	VOTE BY MAIL — You may do this by signing your proxy card and mailing it. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Vote, sign, and date your proxy card and return it in the postage-paid envelope provided, so that it is received by June 5, 2014 to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Shares Held with a Broker, Bank, Trustee or Other Nominee — Common Stockholders

Most of our common stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account, by a broker, bank, trustee, or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank, trustee, or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker, bank, trustee, or nominee is obligated to provide you with a voting instruction card for you to use. You will receive a form from your broker, bank, trustee or other nominee seeking instructions as to how your shares should be voted. We urge you to complete the form and instruct your broker, bank, trustee or other nominee to vote on your behalf.

General Information Regarding Voting

At the close of business on the Record Date, there were 4,166,991 shares of Class A common stock outstanding and entitled to vote and 2,340,353 shares of Class B common stock outstanding and entitled to vote. Stockholders are entitled to one vote for each share of Class A common stock they hold and ten votes for each share of Class B common stock they hold. Shares of Class A common stock and Class B common stock may not be voted cumulatively. The Class A common stock and the Class B common stock are entitled to 4,166,991 and 23,403,530 votes, respectively.

At the close of business on the Record Date, there were 90,549 shares of Series B preferred stock outstanding and entitled to vote. Stockholders are entitled to one vote for each share of Series B preferred stock they hold if the Preferred Stock Directors are nominated. Shares of Series B preferred stock may not be voted cumulatively.

All shares of common stock that have been properly voted and not revoked will be voted at the Annual Meeting. Voting instructions for the common stock are included on your proxy card. If you properly submit your proxy by telephone, the Internet or by mail in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy, each of whom is one of our officers, will vote your shares as you have directed. If you submit your proxy by telephone, the Internet or by mail, but do not indicate how your shares are to be voted, your shares will be voted: (1) “FOR” the election of the Common Stock Directors; and (2) in accordance with the best judgment of the named proxies on other matters properly brought before the Annual Meeting. We are not soliciting proxies for the election of the Series B Preferred Directors.

Our Board of Directors has no knowledge of any matters that will be presented for consideration at the Annual Meeting other than those described herein. The named proxies will also have discretionary authority to vote upon any adjournment or postponement of the Annual Meeting, including for the purpose of soliciting additional proxies.

If you are a holder of common stock, and even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

Quorum

A “quorum” of stockholders is necessary to hold the Annual Meeting. The presence, in person or represented by proxy, of the holders of a majority of the aggregate votes entitled to be cast by the Class A common stock and Class B common stock, voting together as a single class, will constitute a quorum for the Proposal at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time until a quorum is present or represented. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting must be given other than by announcement at the Annual Meeting. At an adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the original Annual Meeting. The presence, in person or represented by proxy, of the holders of a majority of the aggregate votes entitled to be cast by the Series B preferred stock will constitute a quorum with respect to the election of the Series B Preferred Directors.

Information to Rely Upon When Casting Your Votes — Common Stock

You should rely only on the information contained in this Proxy Statement when casting your votes. We have not authorized anyone to give any information or to make any representations in connection with this proxy solicitation other than those contained in this Proxy Statement. You should not rely on any information or representation not contained in this Proxy Statement as having been authorized by us. You should not infer that there has not been a change in the facts set forth in this Proxy Statement or in our affairs since the date of this Proxy Statement. This Proxy Statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.

Changing Your Vote — Common Stock

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may enter a new vote by using the Internet or the telephone, by mailing a new proxy card bearing a later date (which will automatically revoke your earlier voting instructions) or by voting in person at the Annual Meeting. For shares held beneficially by you in “street name,” you may change your vote by submitting new voting instructions to your broker or nominee, or by any other method instructed by your broker or nominee.

Subject to such revocation, all proxies duly executed and received prior to, or during the Annual Meeting, will be voted in accordance with the specification on the proxy card (for registered holders) or on the voting instructions submitted to such holder’s broker or nominee (for beneficial owners). If no specification is made, proxies will be voted as described in the “Counting the Vote” section for each of the proposals listed on the proxy card. As to other matters, if any, to be voted upon at the Annual Meeting, the persons designated as proxies, who were selected by the Board, will take such actions as they, in their discretion, may deem advisable.

Counting the Vote

In the election of the Common Stock Directors, each holder of Class A or Class B common stock may vote “FOR” all of the Common Stock Director nominees, may “WITHHOLD ALL” of his vote for such nominees, or may vote “FOR ALL EXCEPT” any individual nominee. In the election of the Preferred Stock Directors, each holder of Series B preferred stock may vote “FOR” all of the Preferred Stock nominees, may “WITHHOLD ALL” of his vote for such nominees, or may vote “FOR ALL EXCEPT” any individual nominee.

If you are a holder of common stock and you hold your shares directly as the stockholder of record and you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. The inspector of elections will tabulate the votes. If you hold your shares beneficially in street name and you sign your broker instruction card with no further instructions, under the rules of various securities exchanges, your nominee generally may vote on routine matters, but cannot vote on non-routine matters. The election of our Common Stock Directors is considered a non-routine matter. Therefore, if you hold your shares beneficially in street name, it is critical that you give instructions on how to cast your vote if you want it to count in the director election. If you do not instruct your bank, brokerage firm or other nominee how to vote with respect to each of the proposals, no vote will be cast on your behalf.

With regards to the election of the Common Stock Directors, shares represented by proxies that are marked “WITHHOLD ALL” or “FOR ALL EXCEPT” and shares that are not voted will have the effect of a vote against this proposal because approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Class A common stock and Class B common stock present in person or represented by proxy at the Annual Meeting.

We are not soliciting proxies for the Preferred Stock Directors.

Confidentiality

All stockholder proxies, ballots, and tabulations that identify stockholders are maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the stockholder vote.

Results of the Vote

We will announce the preliminary voting results at the Annual Meeting and publish final results in Form 8-K within four business days of the Annual Meeting.

Delivery of Proxy Materials and Annual Report to Households — Common Stock

The Securities and Exchange Commission (the “SEC”) rules now allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This rule benefits both you and SBS. We believe it eliminates irritating duplicate mailings that stockholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus, or information statements. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household has multiple stockholders of record and your household receives a single set of proxy materials this year and you prefer to receive your own copy of the proxy materials now or in future years, please request a duplicate set by calling 1-800-579-1639, visiting www.proxyvote.com, sending an e-mail to sendmaterial@proxyvote.com, or writing to Spanish Broadcasting System, Inc., Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166), ATTN: Proxy Materials/Investor Relations.

If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent expressly to such elimination or to consent implicitly by not requesting continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

Electronic Delivery of Future Proxy Materials — Common Stock

Stockholders may also sign up to receive future proxy materials, including our annual reports, E-Proxy Notices, and other stockholder communications electronically instead of by mail. This will reduce our printing and postage costs, eliminate bulky paper documents from your personal files and conserve natural resources. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. Visit http://enroll.icsdelivery.com/brtas for additional information regarding electronic delivery enrollment and follow the instructions therein.

List of Stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:30 a.m. and 4:30 p.m. (Eastern Daylight Time), at our principal executive offices by contacting the Secretary of the Company. The names of the stockholders of record entitled to vote at the Annual Meeting will be available at the Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166 from May 27, 2014 until the date of the Annual Meeting.

Cost of Proxy Solicitation

We, on behalf of the Board of Directors, are soliciting proxies in connection with the election of Common Stock Directors at this Annual Meeting. We will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. You will need to obtain your own Internet access if you choose to vote over the Internet. The solicitation of proxies or votes may be made by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We have retained Morrow & Co., Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Morrow & Co., Inc. a fee of approximately $3,000, plus out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

Our Transfer Agent is Broadridge Corporate Issuer Solutions, Inc. All communications concerning stockholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting Broadridge Corporate Issuer Solutions, Inc. at (877) 830-4936, or in writing to Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342, Brentwood, NY 11717 telephone: (877) 830-4936, fax: (215) 553-5402.

CORPORATE GOVERNANCE

The Board of Directors

Our business and affairs are managed under the direction of the Board. The Board meets on a regularly scheduled basis during our year to review significant developments affecting us and to act on matters requiring its approval. The Board also holds special meetings as required from time to time when important matters arise between scheduled meetings that require action by the Board. During 2013, the Board consisted of Raúl Alarcón, Joseph A. García, Manuel E. Machado, Jason L. Shrinsky, José A. Villamil, and Mitchell A. Yelen. Messrs. Machado, Shrinsky, Villamil and Yelen were deemed to be independent for 2013 as defined under Rule 5605(a)(2) of the National Association of Securities Dealers Automatic Quotation System’s (“Nasdaq”) Listing Rules.

The Board held a total of nine meetings during the year ended December 31, 2013. Each incumbent director who was a director of SBS during 2013 attended 75% or more of the aggregate number of meetings of the Board and the meetings of all committees of the Board on which he served during the period of time in which he served.

Our Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)58(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a Compensation Committee. The functions and membership of each committee of the Board are set forth below. Our Board does not have, and as a controlled company, the Nasdaq Listing Rules do not require us to have, a standing nominating committee.

Controlled Company Exemption

We are a “controlled company” as defined in Rule 5615(c)(1) of the Nasdaq Listing Rules because more than 50% of our voting power is held by Raúl Alarcón, our Chairman of the Board, President and Chief Executive Officer (“CEO”). As a “controlled company,” we are exempt from the requirements of Rule 5605(b), (d) and (e) of the Nasdaq Listing Rules that would otherwise require us to have (i) a majority of independent directors on the Board, (ii) compensation and nominating committees composed solely of independent directors, (iii) the compensation of executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (iv) director nominees selected or recommended to the Board for selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors. Consequently, we are exempt from independent director requirements of Rule 5605(b), (d) and (e) of the Nasdaq Listing Rules, except for the requirements under subsection (b)(2) thereof pertaining to executive sessions of independent directors and those under subsection (c) thereof pertaining to the Audit Committee. Currently, we have an Audit Committee and Compensation Committee composed solely of independent directors.

Board Leadership Structure

Raúl Alarcón serves as our Chairman of the Board, President and CEO. Our Board believes that combining the role of Chairman of the Board and CEO furthers the development and execution of the Company’s strategy, facilitates information flow between management and the Board and promotes efficiency given the size of the Company and its operations. Our Board believes that Mr. Alarcón’s service as both Chairman of the Board and CEO is in our and our stockholders’ best interests. In addition, Mr. Alarcón has extensive experience in the broadcasting industry and possesses detailed and in-depth knowledge of the issues, opportunities and challenges that we face. Our Board believes that he is, therefore, best positioned to develop agendas that ensure that our Board’s time and attention are focused on the most critical matters.

Mr. Alarcón is not an independent director. We do not have a lead independent director. We believe the governance structure we have is customary for public companies in which the lead stockholder continues to retain a majority voting interest, and we regard Mr. Alarcón’s leadership role on the Board as positive for the Company in that it fosters stability and encourages consensus-building between Board initiatives and stockholder support.

Although our Board believes that the combination of the Chairman of the Board and CEO roles is appropriate in the current circumstances, our Board has not established this approach as policy, and will routinely review its determination as circumstances dictate and from time to time.

Risk Oversight

Our Board as a whole has responsibility for risk oversight. Our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our company in light of trends and developments in the broadcasting industry and general business environment. Throughout the year, our Board provides guidance to management regarding our strategy and helps to refine our operating plans to implement our strategy. The involvement of the Board in setting our business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the Company. Our Board is responsible for risk oversight as part of its fiduciary duties to the stockholders and the Company, and our Board administers its risk oversight function as a whole and through its committees. For example, the Audit Committee is charged with the task of overseeing the Company’s risk management process on behalf of the Board. The Audit Committee periodically meets with the Company’s senior management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. In addition, the Compensation Committee considers the risks that may be affected by the Company’s executive compensation programs. While the full Board, and its committees, oversee the Company’s risk management, the Company’s management is responsible for the implementation of the Company’s risk management guidelines and policies and the Company’s day-to-day risk management process. Finally, the Board believes that the combined Chairman and CEO leadership structure of the Board allows for quick and definitive assessment of issues that should be brought to the Board’s attention.

Series B Preferred Stock Directors

On October 15, 2013, we did not have sufficient funds legally available to repurchase all of the Series B preferred stock for which we received requests to repurchase, which resulted in a “voting rights triggering event” occurring (the “Voting Rights Triggering Event”) under the Certificate of Designations for our Series B Preferred Stock and entitling the holders of a majority of the outstanding Series B preferred stock to elect two directors to newly created positions on our Board of Directors. We have been informed by a holder of more than 10% of the Company’s Series B preferred stock that it intends to nominate two Preferred Stock Directors at the Annual Meeting. If elected, the Board would be expanded to eight members and these directors would serve in addition to the Common Stock Directors.

Committees of our Board of Directors

Audit Committee

The Audit Committee currently consists of Manuel E. Machado, Jason L. Shrinsky, José A. Villamil, and Mitchell A. Yelen, each of whom has been determined to be independent as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules and the SEC’s director independence standards for Audit Committee members.

The Audit Committee has determined that Mr. Yelen qualifies as an “audit committee financial expert” as that term is defined by applicable SEC rules and regulations and serves as the Chairman of the Audit Committee. All members of the Audit Committee are able to read and understand basic financial statements, including a balance sheet, income statement, and cash flow statement. The Audit Committee held five meetings during 2013. The members of the Audit Committee, consisting of all of the independent directors of the Board, regularly meet in executive session by themselves and, from time to time, with the named executive officers.

The primary purpose of the Audit Committee is to assist the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, and the qualifications, independence, financial reporting process, and performance of the Company’s independent registered public accounting firm (the “Independent Registered Public Accounting Firm”). In fulfilling its oversight responsibilities, the Audit Committee:

•	reviews our annual audited and quarterly unaudited consolidated financial statements;

•	reviews and approves related party transactions;

•	reviews our financial reporting process and disclosure and internal controls and procedures, including major issues regarding accounting principles and financial statement presentation, and critical accounting policies to be used in the consolidated financial statements;

•	reviews and discusses with management and the Independent Registered Public Accounting Firm the Company’s internal controls;

•	appoints, retains, oversees, and approves the fees paid to the Independent Registered Public Accounting Firm;

•	reviews with the Independent Registered Public Accounting Firm the scope of the annual audit, including fees and staffing, and approves all audit and permitted non-audit services provided by the Independent Registered Public Accounting Firm;

•	reviews findings and recommendations of the Independent Registered Public Accounting Firm and management’s response to the recommendations of the Independent Registered Public Accounting Firm;

•	discusses policies with respect to risk assessment and risk management, our major risk exposures, and the steps management has taken to monitor and mitigate such exposures; and

•	reviews compliance with the Company’s Code of Business Conduct and Ethics (“Code of Ethics”) and whistleblower policies.

A full description of the Audit Committee’s primary responsibilities is contained in its written charter, which is publicly available on our website at www.spanishbroadcasting.com under the tab entitled “Investor Information/Audit Committee Charter.”

Compensation Committee

The Compensation Committee currently consists of Messrs. Machado, Shrinsky, Villamil and Yelen, each of whom has been determined to be independent as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Mr. Villamil serves as the Chairman of the Compensation Committee. The Compensation Committee held seven meetings during 2013. The members of the Compensation Committee, consisting of all of the independent directors of the Board, regularly meet in executive session by themselves and, from time to time, with the named executive officers.

The Board has determined that all Compensation Committee members are “independent” under the Nasdaq Listing Rules listing standards. The Board has also determined that each Compensation Committee member qualifies as a “Non-Employee Director” under Rule 16b-3 of the Exchange Act and that each member, qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

The Compensation Committee reviews our compensation practices and policies, annually reviews performance and approves the compensation for the CEO and other senior executives, and reviews and discusses with management the compensation disclosures prepared in accordance with the SEC’s disclosure rules for executive compensation. In addition, the Compensation Committee:

•	reviews and makes recommendations to management with respect to our overall compensation programs and policies;

•	approves the adoption, amendment, and termination of incentive compensation and deferred compensation programs for our employees;

•	approves employment agreements and severance arrangements for the CEO, as appropriate;

•	approves employment agreements and severance arrangements for our senior executives (other than the CEO), as appropriate;

•	interprets and supervises the administration of our stock and long-term incentive compensation programs; and

•	exercises all authority of the Board under our equity-based plans

The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee. It did not delegate any of its responsibilities in 2013.

A full description of the Compensation Committee’s primary responsibilities is contained in its written charter, which is publicly available on our website at www.spanishbroadcasting.com under the tab entitled “Investor Information/Compensation Committee Charter.”

The Role of Executive Officers in Determining Executive Compensation

Our CEO develops recommendations regarding executive compensation, including proposals relative to compensation for individual executive officers, using internal and external resources. These resources include such things as external data as well as data, reports and recommendations from internal staff. Recommendations from our CEO include and consider all aspects of the compensation program — philosophy, design, compliance and competitive strategy — as well as specific actions regarding individual executive officer compensation. The Compensation Committee reviews these recommendations and decides whether to accept, reject, or revise the proposals.

Our CEO and Chief Financial Officer (“CFO”) assist the Compensation Committee in understanding key business drivers included in program designs, especially incentive programs. This may include defining related measures and explaining the mutual influence on or by other business drivers and the accounting and tax treatment relating to certain awards. Our CEO and CFO also provide updates to the Compensation Committee regarding current and anticipated performance outcomes and their impact on executive compensation.

Our outside counsel, with the assistance of outside counsel for the Compensation Committee, ensures that appropriate plan documentation and approvals are received in order to keep executive pay programs in compliance with applicable laws and stock exchange listing requirements. Both our outside counsel and outside counsel for the Audit Committee and the Compensation Committee advise the Audit Committee and the Compensation Committee, and our outside counsel also advises our Board regarding compliance with appropriate governance standards and requirements.

Disclosure Committee

The Disclosure Committee, as described below, was established by us to ensure compliance with the reporting requirements established by the SEC and is made up of certain key employees of the Company. The Disclosure Committee currently consists of Joseph A. García (Senior Executive Vice President, CFO, Chief Administrative Officer and Secretary), the chairman of the committee, Albert Rodriguez (Chief Operating Officer), José Molina (Vice President of Finance), Frank Soricelli (Corporate Controller), Nelson Santos (Vice President of Management Information Systems), and Jeannette Menendez (SOX and Internal Audit Manager).

The general purpose of the Disclosure Committee is to design, establish and maintain a system of controls and procedures to ensure that information required to be disclosed in the reports and statements filed by us pursuant to the Exchange Act, is reported in conformity with the rules and forms of the SEC. The Disclosure Committee assists the CEO, CFO and the Audit Committee in monitoring (i) the integrity of the financial statements, policies, procedures and the internal financial and disclosure controls and risks of the Company and (ii) our compliance with regulatory requirements, to the extent that these policies, procedures and controls may generate either financial or non-financial disclosures in our filings with the SEC.

Nominating Committee

Our Board does not have a standing nominating committee or a committee serving a similar function. As a controlled company, the Nasdaq Listing Rules do not require us to have such a committee. The Board has determined that rather than a nominating committee, it is the most appropriate body for identifying director candidates and selecting nominees to be presented at each annual meeting of stockholders.

Director Nominations

As noted above, because Raúl Alarcón, our CEO, President and Chairman of the Board, holds more than 50% of our voting power, we are deemed to be a “controlled company” under the Nasdaq Listing Rules. Because we are a controlled company, the Board has not elected to establish a separate nominating committee or formal rules governing director nominations from stockholders. The functions of evaluating and nominating director candidates are performed by the Board as a whole. The Board will, from time to time, review biographical information and background material relating to potential candidates and interview selected candidates. The Board does not currently have a charter or written policy with regard to the nomination process. We have not engaged a third party to assist us in identifying and evaluating the individuals nominated for election as directors at this Annual Meeting.

The Board has not set specific, minimum qualifications that must be met by director candidates. In deciding whether to nominate any particular candidate for election to the Board, the Board considers the appropriate skills and personal characteristics needed in light of the makeup of the current Board, including considerations of each candidate’s integrity, character, sound judgment, business acumen, professional skills and experience, knowledge of our business and industry, differences in viewpoint, education, possible conflicts of interest, the ability to act in the interests of our stockholders and other individual qualities and attributes. Further, while the Board does not have a formal diversity policy, it identifies qualified potential candidates without regard to any candidate’s race, color, disability, gender, national origin, sexual orientation, religion or creed. The Board seeks to ensure the fair representation of all stockholder interests on the Board. The Board believes that the use of these general criteria, along with a non-discriminatory policy, will best result in a Board that evidences that diversity in many respects. The Board believes that it currently maintains that diversity. The Board also considers whether a potential nominee would satisfy the Nasdaq Listing Rules’ definition of “independent” and the SEC’s definition of “audit committee financial expert.” We believe that the backgrounds and qualifications of our directors, considered as a group, provides a composite mix of experience, knowledge and abilities that allows the Board to fulfill its responsibilities.

Stockholder recommendations relating to director nominees may be submitted in accordance with the procedures set forth below under the heading “Stockholder Proposals for Next Annual Meeting.” Stockholders may also send communications to the Board in accordance with the procedures set forth below under the heading “Stockholder Communications with the Board of Directors.”

As a result of the Voting Rights Triggering Event, holders of the outstanding Series B preferred stock are entitled to elect two directors to newly created positions on our Board of Directors. The directors nominated shall be nominated by the holders of the Series B preferred stock in their sole discretion.

Stockholder Communications with the Board of Directors

Stockholders of SBS seeking to communicate with the Board, the chairs of the Audit and Compensation Committees of the Board, or with any of our other directors, should submit any communications in writing to the following address: Spanish Broadcasting System, Inc., Joseph A. García, Chief Financial Officer, Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166). The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” Any such communication must identify the author as a stockholder, must include the stockholder’s full legal name, address, valid telephone number, the number of shares beneficially owned by the stockholder and, if applicable, the name of any specific intended recipient. We will forward any such communication to the full Board or to any individual director or directors to whom the communication is directed following its clearance through normal review and appropriate security procedures.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (the “Code of Ethics”), which is within the meaning of Code of Ethics under Item 406(b) of Regulation S-K. All of our directors, officers and employees, including our CEO and CFO, are required to abide by our Code of Ethics to ensure that our business is conducted in a consistently legal and ethical manner.

The purpose of the Code of Ethics is to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) full, fair, accurate, timely and understandable disclosures in reports and documents filed by us with, or submitted to, the SEC or otherwise publicly communicated by us; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations to the Code of Ethics to appropriate persons identified therein and (v) accountability for adherence to the Code of Ethics. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.

This Code of Ethics is publicly available on our website at www.spanishbroadcasting.com under the tab entitled “Investor Information/Code of Conduct.” If we make substantive amendments to the Code of Ethics or grant any waiver from its provisions to our principal executive, financial or accounting officers, or persons performing similar functions, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within four business days of such amendment or waiver.

Whistleblower Hotline

We have a whistleblower policy (the “Whistleblower Policy”), which establishes procedures for (i) the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so by using the various alternatives provided by us, such as (i) writing directly to the Chairman of the Audit Committee, c/o SOX and Internal Audit Manager, Spanish Broadcasting System, Inc., Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166, (ii) confidentially and anonymously by calling a toll free telephone “hotline” operated by an independent party at (866) 789-1229, (iii) completing a confidential and anonymous report at www.tnwinc.com/webreport, (iv) sending a confidential facsimile to either (770) 409-5008 or 1-800-748-6159 or (v) sending a confidential email to reportline@tnwinc.com. A copy of our Whistleblower Policy is available on our Internet website at www.spanishbroadcasting.com under the tab entitled “Investor Information/Ethics and Compliance Hotline.”

Board of Directors Attendance at Annual Meetings of Stockholders

Although we do not have a formal policy requiring director attendance at our Annual Meeting, all directors and all nominees for election as directors are encouraged to attend the Annual Meeting. Last year, all of our incumbent directors and Common Stock Director nominees, attended our Annual Meeting, either in person or telephonically.

BOARD OF DIRECTORS

The Board of Directors currently consists of six members. Each of the Board members is standing for reelection to hold office until the next Annual Meeting of Stockholders. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or retirement. The Board has designated as nominees: Raúl Alarcón, Joseph A. García, Manuel E. Machado, Jason L. Shrinsky, José A. Villamil and Mitchell A. Yelen, each of whom currently serves as a member of the Board. The holders of the Series B preferred stock have not designated any director nominees. The Preferred Stock Director candidates for election will be nominated and voted upon at the Annual Meeting.

Other than the proposals described in this Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy by telephone, Internet, or by signing and returning your proxy card, either of the persons named as proxy holders — Raúl Alarcón, our Chairman, President and CEO, or Joseph A. García, our Senior Executive Vice President, CFO, Chief Administrative Officer (“CAO”) and Secretary — will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees are unavailable as a candidate for director, the above-named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board.

COMMON STOCK DIRECTOR NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following table sets forth information concerning the six nominees for director elected by the holders of Class A and Class B common stock as of the date of this Proxy Statement. Each of our directors serves until their successor is elected and qualifies, and all executive officers hold office until their successors are appointed.

Name	Age	Position with SBS
Incumbent Nominees for Director
Raúl Alarcón	57	Chairman of the Board of Directors, CEO and President
Joseph A. García	69	Senior Executive Vice President, CFO, CAO, Secretary and Director
Manuel E. Machado	46	Director
Jason L. Shrinsky	76	Director
José A. Villamil	67	Director
Mitchell A. Yelen	66	Director

Raúl Alarcón joined us in 1983 as an account executive and has been our President and a director since October 1985 and our CEO since June 1994. On November 2, 1999, Mr. Alarcón became our Chairman of the Board and continues as our CEO and President. Currently, Mr. Alarcón is responsible for our long-range strategic planning and operational matters and is instrumental in the acquisition and related financing of each of our stations. Mr. Alarcón is the son of the late Pablo Raúl Alarcón, Sr. We nominated Mr. Alarcón as a director because we believe he provides a historical perspective to our long operating history, having joined us in 1983 and has extensive experience in Spanish-language media broadcasting.

Joseph A. García has been our CFO since 1984, Executive Vice President since 1996 to 2008, and Secretary since November 2, 1999. On June 3, 2008, Mr. García was elected to the Board and on August 4, 2008, became our Chief Administrative Officer and Senior Executive Vice President. Mr. García is responsible for our financial affairs, operational and administrative matters, investor relations, and has been instrumental in the acquisition and related financing of our stations. Before joining us in 1984, Mr. García spent thirteen years in international financial planning positions with Philip Morris Companies, Inc. and with Revlon, Inc., where he was manager of financial planning for Revlon — Latin America. Mr. García holds an MBA from St. John’s University and is a recipient of the outstanding achievement award from the University. We nominated Mr. García because we believe he provides knowledge and experience in operational and financial matters and a historical perspective on our long operating history, having joined us in 1984.

Manuel E. Machado became one of our directors on June 3, 2010. Mr. Machado has been the Chief Executive Officer and Co-Chairman of MGSCOMM, an integrated marketing communications agency, one of the fastest-growing marketing communications agencies in the country, since its formation in March 2003. Mr. Machado was also elected to the board of directors of Worldwide Partners, Inc. (worldwidepartners.com) on May 26, 2010. MGSCOMM and Worldwide Partners, Inc. are not affiliates of the Company. Prior to the formation of MGSCOMM in 2003, Mr. Machado developed successful communications programs for some of the world’s most renowned brands such as McDonald’s Corporation, Coors Brewing, Ford Motor Co., Bacardi, Coca Cola, MasterCard International, Ralston Purina, Proctor & Gamble, Nike, Pisco Chile and the Government of Chile. He is also the founder of The Meka Group, a marketing communications agency later known as BVK/Meka, and served as its CEO from 1994 to 2003. Mr. Machado has also held key positions in companies of worldwide recognition such as Univision Network, Burson-Marsteller and Bacardi. Mr. Machado is a Past Chairman of the Association of Hispanic Advertising Agencies (AHAA), www.ahaa.org. He has been involved with the community through several organizations, including being named Trustee of the Vizcaya Museum and Gardens, the Latin Grammy’s Host Committee, the WLRN Board of Trustees, the Voices for Children Foundation Board of Directors, the Miami-Dade County Sister Cities Program, the Mercy Foundation Ambassadors Board of Directors, the Hialeah Foundation Board of Directors, Trustee of the Greater Miami Chamber of Commerce, and Trustee of the Beacon Council. We nominated Mr. Machado because of his knowledge of media advertising and marketing communications.

Jason L. Shrinsky became one of our directors on November 2, 1999. Mr. Shrinsky is a retired partner from the law firm Kaye Scholer LLP, which he joined as a partner in 1986. Mr. Shrinsky has been a lawyer counseling corporations and high net worth individuals on financings, mergers and acquisitions, other related financial transactions and regulatory procedures since 1964. Kaye Scholer LLP has served as our legal counsel for more than 20 years. We nominated Mr. Shrinsky because of his knowledge of the broadcast industry, financial transactions and regulatory procedures.

José A. Villamil became one of our directors on June 30, 2004. Mr. Villamil has over 35 years of successful experience as a senior business economist, university educator and high-level policymaker for both the Federal and State of Florida governments. Mr. Villamil is the Founder and Principal of an economic consulting practice, The Washington Economics Group, Inc. (“WEG”), a Florida-based firm established in 1993 upon his return to the State from his public service in Washington, D.C., where he served as Chief Economist and U.S. Undersecretary of Commerce for Economic Affairs from 1989 to 1993. Mr. Villamil was selected in 2008 as the founding Dean of the School of Business of St. Thomas University, serving until December 31, 2013. From 1999 to 2000, he directed the Tourism, Trade and Economic Development activities of the state in the Office of the Governor. Mr. Villamil is the immediate past Chairman of the Governor’s Council of Economic Advisors of Florida. Since April 2003, Mr. Villamil has been director of Mercantil CommerceBank, N.A. and CommerceBank Holding Corp., and since November 2010, he has been director of Pan-American Life Insurance Group (PALIG). Mr. Villamil is active in professional and community affairs. He is currently Chairman of the Economic Roundtable of the Beacon Council — Miami-Dade County’s official economic development organization. He is also a Senior Research Fellow of Florida TaxWatch, an established fiscal and policy research organization of the State of Florida.

Mitchell A. Yelen became one of our directors on September 28, 2007. Mr. Yelen is currently the Director of tax services at Pinchasik, Yelen, Muskat, Stein, LLC, a CPA firm, where he has been employed since 1984 specializing in litigation support, complex tax research and financial planning. Mr. Yelen previously held positions at CPA firms: Kaufman, Rossin & Co., P.A. and Alexander Grant & Co., P.A. Among other degrees, he holds an M.B.A. in Finance from Northwestern University and a J.D. and L.L.M. in taxation from the University of Miami. We nominated Mr. Yelen because of his knowledge of accounting and finance.

PREFERRED STOCK DIRECTOR NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

We have been informed by a holder of more than 10% of the Company’s Series B preferred stock that it intends to nominate two Preferred Stock Directors at the Annual Meeting. If elected, the Board would be expanded to eight members and these directors would serve in addition to the Common Stock Directors. To be elected as a Preferred Stock Director at the Annual Meeting, each candidate for election must receive the vote of a majority of the then outstanding shares of Series B preferred stock.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

In addition to those directors named above who are also our executive officers, the following table sets forth information concerning non-director employees who serve as our executive officers as of the date of this Proxy Statement. Our executive officers serve at the discretion of the Board of Directors.

Name	Age	Position with SBS
Executive Officers
Albert Rodriguez	49	Chief Operating Officer

Albert Rodriguez became the Chief Operating Officer of the Company on May 16, 2012. Mr. Rodriguez is responsible for overseeing the operations, revenue and profit performance of the Company’s consolidated operations, including radio, television, interactive and entertainment divisions. Previously, Mr. Rodriguez was the Chief Revenue Officer of the Company and served as the General Manager of the Miami television market from January 3, 2011 through May 15, 2012. From October 12, 2010 to January 2, 2011, Mr. Rodriguez was the Chief Revenue Officer of the television segment and General Manager of the Miami television market, and he was General Manager of the Miami television market from January 21, 2010 through October 11, 2010. From November 1999 through January 2010, Mr. Rodriguez was the General Sales Manager for the Company’s radio properties in Miami — WCMQ-FM 92.3 “Clásica 92,” WRMA-FM 106.7 “Romance,” and WXDJ-FM 95.7 “El Zol 95.7.” Under Mr. Rodriguez’s management, El Zol 95.7 set the record for being the highest billing station in Florida’s history in 2005.

SUMMARY COMPENSATION TABLE

The following table discloses compensation for the years ended December 31, 2013 and December 31, 2012, as applicable, received by our (i) President and CEO, Raúl Alarcón, (ii) Senior Executive Vice President, CFO, CAO and Secretary, Joseph A. García, (iii) our former Executive Vice President and General Counsel, Melanie M. Montenegro, who resigned on January 25, 2013 and (iv) our Chief Operating Officer, Albert Rodriguez. These individuals are also referred to in this Proxy Statement as our “named executive officers” or “NEOs.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(a)	Option Awards ($)(a)	All Other Compensation		Total ($)
Raúl Alarcón	2013	1,250,000	262,560	(b)	—	36,477	235,228	(c)	1,784,265
Chief Executive Officer, President and Chairman of the Board of the Directors	2012	1,250,000	—	(b)	—	31,577	252,537	(c)	1,534,114

Joseph A. García	2013	522,981	—		—	—	46,193	(e)	569,174
Senior Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary	2012	516,921	100,000	(d)	—	—	46,139	(e)	663,060

Melanie M. Montenegro (f)	2013	21,202	—		—	—	157,434	(g)	178,636
Executive Vice President and General Counsel	2012	275,624	100,000	(h)	—	—	16,079	(i)	391,703

Albert Rodriguez	2013	300,000	100,000	(j)	—	—	23,659	(k)	423,659
Chief Operating Officer	2012	294,231	100,000	(j)	—	—	23,659	(k)	417,890

(a)	Represents the aggregate grant date fair value computed in accordance with FASB Topic ASC 718 (“ASC 718”). See Note 11(c) to the Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our 2013 Annual Report on Form 10-K, for a discussion of the assumptions used to value equity-based compensation.
(b)	For 2013, Mr. Alarcón received a contractual bonus of $262,560. For 2012, Mr. Alarcón received no bonus.
(c)	Per Mr. Alarcón’s employment agreement, he is entitled to the use of an automobile and driver, personal tax services, telecommunication services, health insurance benefits and a separate life insurance policy. In 2013, we incurred expenses related to his automobile allowance and driver of $58,860, telecommunication services of $53,398, health insurance premiums of $24,402, tax services of $9,010, and life insurance premium of $21,095, respectively. In 2012, we incurred expenses related to his automobile allowance and driver of $60,988, telecommunication services of $55,099, health insurance premiums of $24,403, tax services of $21,980, and life insurance premium of $19,490, respectively. Mr. Alarcón uses his personal boat on behalf of the Company to entertain Company clients and to hold meetings to conduct Company business. The Company employs staff in lieu of paying chartering fees for business use of the boat. The compensation of such staff member totaled $68,462 in 2013 and $70,577 in 2012. Normally, the Company does not reimburse Mr. Alarcón for fuel, maintenance charges or docking fees when Mr. Alarcón uses his boat to entertain clients or hold meetings to conduct Company business.
(d)	For 2012, Mr. García received a discretionary performance bonus of $100,000.
(e)	Per Mr. García’s employment agreement, he is entitled to a monthly automobile allowance, health insurance benefits and telecommunication services. In 2013, we incurred expenses related to his automobile allowance of $20,400, telecommunications services of $1,109, and health insurance premiums of $24,684, respectively. In 2012, we incurred expenses related to his automobile allowance of $20,400, telecommunications services of $1,055, and health insurance premiums of $24,684, respectively.

(f)	Ms. Montenegro’s salary through January 25, 2013 was $21,202. Ms. Montenegro resigned on January 25, 2013.
(g)	Before Ms. Montenegro resigned, we incurred expenses related to health insurance premiums of $1,340. Under the terms of her separation agreement, Ms. Montenegro received a severance package consisting of (i) her pro-rated base salary, paid in equal periodic payments through July 26, 2013 (the gross amount of which was $137,813), (ii) a $10,000 lump sum paid within 30 days of her resignation and (iii) $8,281 for 6 months of Company-sponsored health insurance premiums relating to COBRA health coverage.
(h)	For 2012, Ms. Montenegro received a discretionary performance bonus of $100,000.
(i)	Ms. Montenegro was entitled to health insurance benefits. We incurred expenses related to health insurance premiums of $16,079.
(j)	For both 2013 and 2012, Mr. Rodriguez received a discretionary performance bonus of $100,000.
(k)	Mr. Rodriguez is entitled to a monthly automobile allowance and certain health insurance benefits. For both 2013 and 2012, we incurred expenses of $15,600 related to the automobile allowance and health insurance premiums of $8,059, respectively.

Employment Agreements

To further assist our stockholders in understanding the elements of compensation disclosed in the Summary Compensation Table, the material terms of our agreements with our named executive officers are described below.

The Compensation Committee seeks to ensure that our executive compensation aligns with our corporate strategies, business objectives and the long-term interests of our stockholders and helps attract, retain and motivate the key personnel it needs to conduct its business. Compensation levels are intended to fairly compensate the Company’s named executive officers. We use base salary to provide each named executive officer a fixed amount of money during the year with the expectation that he or she will perform his or her job to the best of his or her ability and in the best interests of the Company. Executive salaries for 2013 were not increased. In 2013, a discretionary performance bonuses of $100,000 was paid to Albert Rodriguez and a contractual bonus of $262,560 was paid to Raúl Alarcón. We provide executive officers with limited personal benefits and perquisites that are intended to enhance the attraction and overall retention value of the compensation program. The Compensation Committee believes that severance benefits help retain qualified executives and are an important component of a competitive compensation program.

Raúl Alarcón

The compensation of Mr. Alarcón, our Chairman of the Board, CEO and President, in 2013 was primarily determined by the amended and restated employment agreement we entered into with him on October 25, 1999 (the “Alarcón Employment Agreement”). The Alarcón Employment Agreement has automatically renewed for successive one-year periods since December 31, 2004, and will continue to do so unless terminated by either party on 90-days’ notice prior to December 31 of any year. On October 8, 2013, the Compensation Committee retained Mercer (US) Inc. (“Mercer”) as a compensation consultant. The nature and scope of the assignment was for Mercer to conduct an analysis of the CEO’s compensation relative to a peer group of companies in the same industry as SBS.

Base Salary. Pursuant to the Alarcón Employment Agreement, Mr. Alarcón is entitled to an annual base salary of not less than $1,000,000. On March 10, 2007, the Compensation Committee increased Mr. Alarcón’s base salary to $1,250,000, effective April 1, 2007. The Compensation Committee did not increase Mr. Alarcón’s base salary in 2013.

Bonus. Under the Alarcón Employment Agreement, Mr. Alarcón is entitled to an annual contractual bonus equal to 7.5% of same station annual broadcast cash flow (now known as station operating income) growth, including (on a pro rata basis from the date the station was acquired) acquired stations on a pro forma basis or a greater amount in the discretion of the Board. For 2013, Mr. Alarcón received an annual bonus of $262,560, pursuant to the contractual bonus provision in his Employment Agreement.

Securities. During each year of his employment term, Mr. Alarcón is entitled to receive an option to purchase 10,000 shares of Class A common stock, which vests immediately, at an exercise price equal to the fair market value of the Class A common stock on the applicable grant date. On October 27, 2013, Mr. Alarcón received an option to purchase 10,000 shares of Class A common stock, at an exercise price of $4.05 per share.

Benefits; Perquisites. Mr. Alarcón is entitled to receive executive health insurance benefits provided to all of our executives, such as life and long-term disability insurance for himself and health insurance for himself and his family. In addition, Mr. Alarcón is entitled to certain perquisites, such as travel allowance, life insurance, reimbursement for personal tax, accounting expenses, telecommunications services and the use of a company car and a driver.

Severance. Mr. Alarcón is entitled to receive severance benefits upon termination in certain circumstances. The severance benefits are described in the “Potential Payments upon Termination or Change in Control” table below.

Joseph A. García

The compensation of Mr. García, our Senior Executive Vice President, CFO, CAO and Secretary, in 2013 was determined by the amended and restated employment agreement we entered into with him on August 4, 2008, as amended on April 19, 2011 (the “Employment Agreement”). The initial term of the Employment Agreement is for three years and will automatically renew for additional one-year periods, unless either party gives notice at least 60 days prior to the end of the then-current term.

Base Salary. On August 4, 2008, pursuant to the Employment Agreement, Mr. García’s annual base salary was increased to $525,000. The base salary is subject to an annual review and may be increased from time to time as recommended by the CEO and approved by the Compensation Committee. The Compensation Committee did not increase Mr. García’s base salary in 2013.

Bonus. Under the Employment Agreement, if the threshold level of performance is achieved, Mr. García is eligible to receive an annual cash bonus upon the attainment of individual pre-established goals and the Company’s performance goals, of no less than $100,000 and no more than $300,000 for each year completed during the term. No bonus is guaranteed for performance that fails to meet the threshold level of performance. In the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the Federal securities laws, Mr. García is required to reimburse the Company for the amount of any annual bonus or any other incentives paid to him based on the financial results that are materially restated downward. In 2013, Mr. García did not receive a discretionary performance bonus.

Securities. Mr. García received equity grants in 2008, pursuant to the Employment Agreement. The Company did not issue any equity grants to Mr. García in 2013.

Benefits; Perquisites. Mr. García is entitled to receive executive health insurance benefits provided to all of our executives, such as life and long-term disability insurance for himself and health insurance for himself and his family. In addition, under the Employment Agreement Mr. García is entitled to certain perquisites, such as an automobile allowance and telecommunications services.

Severance. Mr. García is entitled to receive severance benefits upon termination in certain circumstances. The severance benefits are described in the “Potential Payments upon Termination or Change in Control” table below.

Melanie M. Montenegro

The compensation of Ms. Montenegro, our former Executive Vice President and General Counsel, in 2013 was determined consistent with the amended and restated employment agreement we entered into with her on May 1, 2006, as amended on May 1, 2007, which expired in 2010. Ms. Montenegro resigned effective January 25, 2013.

Before resigning, Ms. Montenegro’s salary for 2013 was $21,202. Ms. Montenegro received no bonus in 2013, nor did she receive any equity grants in 2013. Under the terms of her separation agreement, Ms. Montenegro received a severance package consisting of (i) her pro-rated base salary, paid in equal periodic payments through July 26, 2013 (the gross amount of which was $137,813), (ii) a $10,000 lump sum paid within 30 days of her resignation and (iii) $8,281 for 6 months of Company-sponsored health insurance premiums relating to COBRA health coverage.

Albert Rodriguez

The compensation of Mr. Rodriguez, our Chief Operating Officer, in 2013 was primarily determined by an agreement when he was appointed on January 3, 2011 (the “Rodriguez Agreement”).

Base Salary. Mr. Rodriguez’s base salary was set at $300,000 in April of 2011. The Compensation Committee did not increase Mr. Rodriguez’s base salary in 2013.

Bonus. In 2013, Mr. Rodriguez received a discretionary performance bonus of $100,000.

Benefits; Perquisites. Mr. Rodriguez is entitled to receive executive medical insurance benefits provided to all of our executives, such as life and long-term disability insurance and health insurance for himself. In addition, Mr. Rodriguez is entitled to certain perquisites, such as an automobile allowance.

Outstanding Equity Awards At Year-End 2013

The following table summarizes equity awards outstanding as of December 31, 2013 for each of our named executive officers that have outstanding options. The closing price of our Class A common stock on December 31, 2013 was $3.31.

	Option Awards				Stock Awards
Name (b)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (a)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Raúl Alarcón	10,000	—	$99.80	10/27/2014	—	—
	10,000	—	$62.70	10/25/2015	—	—
	10,000	—	$47.90	10/27/2016	—	—
	10,000	—	$26.20	10/27/2017	—	—
	10,000	—	$2.00	10/27/2018	—	—
	10,000	—	$7.30	10/27/2019	—	—
	10,000	—	$7.70	10/27/2020	—	—
	10,000	—	$1.03	10/27/2021	—	—
	10,000	—	$3.54	10/27/2022	—	—
	10,000	—	$4.05	10/27/2023	—	—

Joseph A. García	2,500	—	$107.90	3/7/2015	—	—
	12,500	—	$4.50	9/3/2018	—	—

(a)	The expiration date of each option occurs 10 years after the stock option grant date. If an NEO is terminated, the stock options will expire based on the plan’s terms.
(b)	The table lists only those named executive officers that have outstanding equity awards. Our other named executive officers do not have any equity awards outstanding.

Elements of Post-Termination Compensation

We do not have a practice of providing retirement benefits, including any supplemental executive retirement plans, to our NEOs. Our NEOs have entered into employment agreements with us in which these agreements each contain certain post-termination compensation, such as severance payments or change-in-control provisions. In addition, we retain the discretion to utilize the offer of severance and/or change-in-control protection as an incentive in hiring our NEOs.

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Potential Payments upon Termination or Change in Control

In accordance with the rules of the SEC, the following table presents our estimate of amounts payable to the NEOs, under our 1999 Stock Option Plan, Omnibus Plan and their employment agreements, assuming that each of the indicated triggering events discussed in the table below occurred on December 31, 2013, and the equity awards under the 1999 Stock Option Plan and Omnibus Plan were neither assumed by a successor corporation nor replaced with a cash retention program.

The following table describes and quantifies the benefits and compensation to which the NEOs would have been entitled to under their employment agreements and other existing plans and arrangements if their employment had terminated on December 31, 2013, based on their compensation and services on that date. The amounts shown on the table do not include payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distribution from the 401(k) plan, or any death, disability or health benefits available under broad-based employee plans. Post-termination benefits vary by executive and type of termination.

Potential Payments Upon Termination or Change of Control

Name	Severance (Salary) ($)		Severance (Bonus) ($)	Value of Stock Acceleration ($)	Value of Option Acceleration ($)	Other Benefits ($)		Total ($)
Raúl Alarcón
Without Cause	1,017,123	(a)	—	—	—	36,920	(b)	1,054,043
With Cause	625,000	(c)	—	—	—	—		625,000
Death	1,017,123	(a)	—	—	—	19,802	(b)	1,036,925
Disability	1,017,123	(a)	—	—	—	36,920	(b)	1,054,043
Joseph A. García
Death or Disability	1,050,000	(d)	—	—	—	—		1,050,000
Prior to a Change of Control: Without Cause/With Good Reason/Non-Renewal by Company	1,050,000	(e)	—	—	—	25,424	(f)	1,075,424
Melanie M. Montenegro
Without Cause	147,813	(g)	—	—	—	8,281	(g)	156,094	(g)
Albert Rodriguez
Without Cause	80,769	(h)	—	—	—	—		80,769

(a)	Represents the aggregate base salary payments which the executive would have received during the employment term if such termination had not occurred.
(b)	Represents the aggregate value of the continuation of the executive’s health and life insurance benefits for up to the employment term.
(c)	Represents 50% of the aggregate base salary payments which the executive would have received during the employment term if such termination had not occurred.
(d)	Represents two times the aggregate base salary payments which the executive would have received during a one-year period.
(e)	Represents the aggregate base salary payments of the greater of the remainder of the term or 24 months, which the executive would have received if such termination had not occurred, provided we receive a release in a form acceptable to us.
(f)	Represents the aggregate value of the continuation of executive health insurance benefits for up to 12 months after such date of termination.
(g)	Represents Ms. Montenegro’s actual severance payments received, after her resignation on January 25, 2013. Under the terms of her separation agreement, Ms. Montenegro received a severance package consisting of (i) her pro-rated base salary, paid in equal periodic payments through July 26, 2013 (the gross amount of which was $137,813), (ii) a $10,000 lump sum paid within 30 days of her resignation and (iii) $8,281 for 6 months of Company-sponsored health insurance premiums relating to COBRA health coverage.

(h)	As of December 31, 2013, Mr. Rodriguez’s employment was “at-will.” In the event that the employment is terminated without cause, in exchange for a release in a form acceptable to us, Mr. Rodriguez shall receive one week severance of his then annual base salary for every year served.

While we believe that the amounts shown above and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the NEOs in the event that any of the circumstances described above had occurred on December 31, 2013, the actual amounts due to the NEOs upon a triggering event will depend upon the actual circumstances and the employment agreements.

Change of Control Triggering Event

A change of control for purposes of Mr. García’s employment agreement is a change of control as defined under the Omnibus Plan. Pursuant to the Omnibus Plan, a change of control means a change in the ownership of the voting power or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Internal Revenue Code.

Non-Competition Provision

Mr. García has agreed that during his employment term and for a period of twelve months thereafter, he would not engage in certain competitive activities with us, including solicitation of employees or customers and interference with the relationship between us and any such person. In addition, he has also agreed to maintain the confidentiality of certain proprietary information during the term of his employment and thereafter.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2013, the number of securities outstanding under our equity compensation plans, the weighted-average exercise price of such securities and the number of securities available for grant under these plans:

Equity Compensation Plan Information

As of December 31, 2013

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Column(a))
Equity Compensation Plans Approved by Stockholders:
2006 Omnibus Equity Compensation Plan	55,000	$5.92	265,800
1999 Stock Option Plan	72,001	$48.30	—
Non-Employee Directors Stock Option Plan	15,000	$75.67	—
Equity Compensation Plans not approved by Stockholders (1):	—	—	—

Total	142,001		265,800

(1)	The company does not have any equity compensation plans which have not been approved by stockholders.

2013 DIRECTOR COMPENSATION

Overview of Director Compensation and Procedures

The Compensation Committee may review the level of compensation of our non-employee directors periodically. Directors who are also our employees do not receive cash or equity compensation for service on the Board or any committee thereof. To determine how appropriate the current level of compensation for our non-employee directors is, SBS has historically obtained data from a number of different sources including:

•	publicly available data describing director compensation in peer companies;

•	survey data collected by our human resources department; and

•	information obtained from other companies.

Director Compensation

The annual fees paid to non-employee independent directors were $25,000 for service on the Board; $25,000 for service on the Audit Committee; and $25,000 for service on the Compensation Committee through June 30, 2013 and $25,000 for service on the Board; $37,500 for service on the Audit Committee; and $37,500 for service on the Compensation Committee from July 1, 2013 through the end of 2013. For 2014, annual fees paid to non-employee independent directors are $25,000 for service on the Board; $50,000 for service on the Audit Committee; and $50,000 for service on the Compensation Committee. All directors are reimbursed for the out-of-pocket expenses they incur in connection with their service. Our non-employee independent directors are also eligible to receive stock options under our Omnibus Plan. The following table summarizes total compensation earned by each non-employee director during 2013.

Name (a)	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Manuel E. Machado (b)	87,500	—	—	87,500
Jason Shrinsky (b)	87,500	—	—	87,500
Manuel E. Machado (b)	87,500	—	—	87,500
José Antonio Villamil (b)	87,500	—	—	87,500
Mitchell Yelen (b)	87,500	—	—	87,500

(a)	Raúl Alarcón and Joseph A. García are omitted from this table because they did not receive any additional compensation for service as a director.
(b)	The following are the aggregate number of option awards outstanding as of December 31, 2013 for each of our non-employee directors. The expiration date of each option occurs 10 years after the stock option grant date.

Director	Number of Options Outstanding	Number of Options Exercisable	Option Exercise Price	Grant Date Fair Value per Share	Option Exercise Date
Manuel E. Machado	5,000	4,000	$17.90	$15.00	6/03/2020
Jason Shrinsky	5,000	5,000	$107.90	$67.09	3/07/2015
José Antonio Villamil	5,000	5,000	$93.30	$68.30	6/30/2014
Mitchell Yelen	5,000	5,000	$25.80	$16.53	9/28/2017

Stock Option Plan for Non-Employee Directors

We adopted a separate option plan for our non-employee directors, but this plan terminated on September 26, 2009. The terms of this plan provided that the Board had the discretion to grant stock options to any non-employee director. An aggregate of 30,000 shares of Class A common stock were reserved for issuance under this option plan. The plan was administered by the Board. Although the plan has terminated, the expiration of each option granted occurs 10 years after the stock option grant date. Several Directors currently have options outstanding that were granted under this plan.

Under the plan, any non-exercisable options will immediately vest and become exercisable upon a change in control of the Company. If a non-employee director ceases to be a member of the Board due to death, retirement or disability, all his unvested options will terminate immediately and all his exercisable options on such date will remain exercisable based on the plan terms. If a non-employee director’s service as a director is terminated for any reason other than the preceding, all his unvested options will terminate immediately and all his exercisable options on such date will remain exercisable for thirty days.

2006 Omnibus Equity Compensation Plan

On July 18, 2006, our stockholders approved the Omnibus Plan. The Board previously approved the Omnibus Plan at a meeting held on May 3, 2006, which was subject to stockholder approval. An aggregate of 350,000 shares of Class A common stock have been reserved for issuance under this plan.

Stockholder approval of the Omnibus Plan allows (i) the compensation attributable to grants under the Omnibus Plan to meet an exception to the $1,000,000 deduction limit under Section162(m) of the Code, (ii) incentive stock options issued under the Omnibus Plan to meet the requirements of the Code, and (iii) the Omnibus Plan to meet the Nasdaq Stock Market listing requirements.

The Omnibus Plan provides that grants may be made to participants of any of the following: (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights (“SARs”), (iv) stock units, (v) stock awards, (vi) dividend equivalents, and (vii) other stock-based awards. All employees, members of the Board, and all non-employee directors are eligible to participate. The Compensation Committee approves those individuals who will participate in the Omnibus Plan.

Limitations on Directors’ and Officers’ Liability

Our third amended and restated certificate of incorporation has a provision which limits the liability of directors to us to the maximum extent permitted by Delaware law. The third amended and restated certificate of incorporation specifies that our directors will not be personally liable for monetary damages for breach of fiduciary duty as a director. This limitation does not apply to actions by a director or officer that do not meet the standards of conduct which make it permissible under the Delaware General Corporation Law for SBS to indemnify directors or officers.

Our amended and restated by-laws provide for indemnification of directors and officers (and others) in the manner, under the circumstances and to the fullest extent permitted by the Delaware General Corporation Law, which generally authorizes indemnification as to all expenses incurred or imposed as a result of actions, suits or proceedings if the indemnified parties acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of SBS. Each director has entered into an indemnification agreement with us that provides for indemnification to the fullest extent provided by law. We believe that these provisions are necessary or useful to attract and retain qualified persons as directors and officers. We currently have directors’ and officers’ liability insurance that provides for coverage of up to $40.0 million.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Class A and Class B Common Stockholders

The following table sets forth information concerning the beneficial ownership of our Class A common stock and our Class B common stock as of April 9, 2014, by:

•	each person known by us to beneficially own more than 5% of any class of our common stock;

•	each director;

•	each named executive officer named in the Summary Compensation Table (the “NEOs”); and

•	all executive officers and directors as a group.

Unless indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable. As of April 9, 2014, there were 4,166,991 shares of Class A common stock and 2,340,353 shares of Class B common stock outstanding. In addition, as of April 9, 2014 there were 380,000 shares of Series C convertible preferred stock, par value $.01 per share (“Series C preferred stock”), which are convertible into 760,000 shares of Class A common stock and vote on an as-converted basis with the common stock. Accordingly, in the percentage calculations in the table below, we treat the 760,000 shares of Class A common stock (into which the Series C preferred stock is convertible) as outstanding.

	Class A Shares		Class B Shares		Percent of Total Economic Interest	Percent of Total Voting Power
Name and Address (1)(2)	Number of Shares	Percent of Class A Shares	Number of Shares	Percent of Class B Shares
Raúl Alarcón (3)	119,910	2.4%	2,340,003	100.0%	33.4%	82.7%
Joseph A. García (4)	30,000	*	—	*	*	*
Manuel E. Machado (5)	4,000	*	—	*	*	*
Alberto Rodriguez	—	*	—	*	*	*
Jason L. Shrinsky (6)	6,500	*	—	*	*	*
José A. Villamil (5)	5,000	*	—	*	*	*
Mitchell A. Yelen (7)	5,500	*	—	*	*	*

All executive officers and directors as a group (8)	170,910	3.4%	2,340,003	100.0%	33.9%	82.8%
CBS Corporation (9)	760,000	15.4%	—	*	10.5%	2.7%
Attiva Capital Partners, LTD (10)	411,600	8.4%	—	*	5.7%	1.5%
Third Avenue Management (11)	382,686	7.8%	—	*	5.3%	1.4%

*	Indicates less than 1%.
(1)	The address of all directors and executive officers in this table, unless otherwise specified, is c/o Spanish Broadcasting System, Inc., Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166.
(2)	As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting of a security, or the sole or shared power to dispose, or direct the disposition, of a security. A person is deemed as of any date to have beneficial ownership of any security that the person has the right to acquire within 60 days after that date, regardless if the security is in the money or not. For purposes of computing the percentage of outstanding shares held by each person named above, any security that the person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.
(3)

Includes 100,000 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to within sixty days of the date of this table. Also includes 53,500 shares of

Class B common stock owned by Alma Alarcón. Raúl Alarcón has the power to vote Ms. Alarcón’s shares.
(4)	Includes 15,000 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to within sixty days of the date of this table.
(5)	Shares of Class A common stock beneficially owned by Messrs. Machado, and Villamil are issuable upon the exercise and/or vesting of securities that the holder has the right to within sixty days of the date of this table.
(6)	Includes 5,000 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to within sixty days of the date of this table. Mr. Shrinsky holds these options for the benefit of the law firm, Kaye Scholer LLP. Mr. Shrinsky shares ownership of, and voting and investment power for, 1,500 shares of Class A common stock with his spouse.
(7)	Includes 5,000 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to within sixty days of the date of this table.
(8)	Includes 134,000 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holders have the right to within sixty days of the date of this table.
(9)	Reflects ownership of Mr. Sumner M. Redstone, National Amusements, Inc. (“NAI”), NAIRI, Inc. (“NAIRI”), CBS Corporation (“CBS”), Westinghouse CBS Holding Company, Inc. (“W/CBS HCI”), CBS Broadcasting Inc. (“CBSBI”), CBS Radio Inc. (“CBS Radio”) and CBS Radio Media Corporation (“CRMC”) (collectively, the “Reporting Entities”) of 380,000 shares of our Series C Preferred Stock. Upon conversion, each of the shares of Series C Preferred Stock will convert into two fully paid and non-assessable shares of Class A Common Stock. Mr. Sumner M. Redstone, by virtue of his stock ownership in NAI, may be deemed to be the beneficial owner, with shared dispositive and voting power, of the Series C Preferred Stock held or controlled by the Reporting Entities. The address of the Reporting Entities and Mr. Redstone is c/o CBS Corporation, 51 West 52nd Street, New York, NY 10019. We obtained this information from a Schedule 13D/A filed by CBS Corporation on February 14, 2006. Nonetheless, the percentage which appears in this table may differ from the percentage disclosed in such filing.
(10)	Includes 8,000 shares of Class A common stock held by Bluestone Financial Ltd, 1,600 shares of Class A common stock held by Attiva Capital Partners, LTD (“Attiva”), 2,000 shares of Class A common stock held by David Tomasello and 400,000 shares of Class A common stock held by Antonio Tomasello. Antonio Tomasello is the father of David Tomasello, who is the managing partner of Attiva and the managing director of Bluestone Financial Ltd. In the aggregate, this represents 8.4% of the shares of Class A common stock outstanding. David Tomasello has sole voting power and shared dispositive power with respect to such securities. We obtained this information from a Schedule 13D filed April 8, 2014. The address for David Tomasello is c/o Attiva Capital Partners LTD, Vanterpool Plaza, 2nd Floor, Wichkhams Cay I, Road Town, Tortola, British Virgin Islands.
(11)	The address of Third Avenue Management LLC (“TAM”) is 622 Third Avenue, 32nd Floor, New York, NY 10017. TAM, for the purposes of the reporting requirements of the Securities Exchange Act of 1934, may each be deemed to be a beneficial owner of 7.8% of the shares of Class A common stock outstanding. TAM has the sole power to vote or direct the vote and the sole power to dispose or to direct the disposition of 210,700 shares of Class A common stock of the Company. Third Avenue Focused Credit Fund, has the right to receive dividends from, and the proceeds from the sale of 210,700 of the shares reported by TAM. We obtained this information from a Schedule 13G filed by RTC on February 14, 2014. Nonetheless, the percentage which appears in this table may differ from the percentage disclosed in such filing.

Series B Preferred Stockholders

Due to the Voting Rights Triggering Event, the Series B preferred stock presently constitute “voting securities” under Rule 12b-2 of the Exchange Act. Accordingly, the following table sets forth information concerning the beneficial ownership of our Series B preferred stock as of April 9, 2014, by each entity known by us to beneficially own more than 5% the Series B preferred stock.

Unless indicated below, each stockholder listed had sole voting and sole investment power with respect to all Series B preferred shares beneficially owned, subject to community property laws, if applicable. As of April 9, 2014, there were 90,549 shares of Series B preferred stock outstanding.

Name and Address (1)	Number of Shares	Percent of Series B Preferred Shares
Lehman Brothers Holdings Inc. (2)	35,130	38.8%

(1)	As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting of a security, or the sole or shared power to dispose, or direct the disposition, of a security. A person is deemed as of any date to have beneficial ownership of any security that the person has the right to acquire within 60 days after that date, regardless if the security is in the money or not. For purposes of computing the percentage of outstanding shares held by each person named above, any security that the person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.
(2)	Reflects an estimate of ownership of Lehman Brothers Holdings Inc. (“Lehman”) of 35,130 shares of our Series B Preferred Stock, based on a complaint filed by Lehman against us, as subsequently modified by the redemption. The address of Lehman is 1271 Avenue of the Americas, 40th Floor, New York, NY 10020.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of our securities with the SEC. Reporting Persons are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based on the review of copies of such reports furnished to us and written representations that no other reports were required, we believe that, during 2013, the Reporting Persons timely complied with all Section 16(a) filing requirements applicable to them

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SBS filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except to the extent SBS specifically incorporates this report by reference therein.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the financial statement audits and to review the effectiveness of internal controls. The Audit Committee’s responsibilities are described in a written charter adopted by the Board. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.

The Audit Committee has reviewed and discussed with management and Crowe Horwath LLP (“Crowe”), the Company’s independent registered public accounting firm, our audited consolidated financial statements for 2013. The Audit Committee has discussed with Crowe matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committees. We have received and reviewed the written disclosures and the letter from Crowe required by PCAOB Rule 3526 and have discussed with the auditors the auditors’ independence.

The Audit Committee has received the written disclosures and the letter from Crowe required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Crowe the latter’s independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board the inclusion of the Company’s audited consolidated financial statements in SBS’ 2013 Annual Report on Form 10-K for 2013 for filing with the SEC.

Respectfully submitted,

Audit Committee:

Mitchell A. Yelen (Chairman)

Manuel E. Machado

Jason L. Shrinsky

José A. Villamil

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Independent Registered Public Accountants

As reported in our Current Report on Form 8-K, on May 9, 2013, our Audit Committee approved the dismissal of KPMG LLP (“KPMG”) as our independent registered public accountant, effective as of the date of KPMG’s completion of the audit services for the first quarter ending March 31, 2013. Also on May 9, 2013, the Audit Committee approved and the Board of Directors ratified the appointment of Crowe Horwath LLP (“Crowe”) as our independent registered public accounting firm to perform independent audit services beginning with the fiscal year ending December 31, 2013.

During the fiscal years ending December 31, 2012 and 2011 and through May 9, 2013, neither we, nor anyone on our behalf, consulted Crowe regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, in any case where a written report or oral advice was provided to us by Crowe that Crowe concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The reports of KPMG on our consolidated financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal years ended December 31, 2012 and 2011, and through May 9, 2013, the date of KPMG’s dismissal, (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports on our consolidated financial statements for such years, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Audit and Audit-Related Fees, Tax Fees and All Other Fees

The following table sets forth the aggregate fees billed to us for professional audit services rendered by Crowe for the audit of our annual consolidated financial statements for the year ended December 31, 2013, the review of the consolidated financial statements included in our quarterly reports on Form10-Q for such periods and fees billed for other services rendered by Crowe for such periods. Fees include amounts related to the year indicated, which may differ from amounts billed.

Year Ended December 31, 2013
($ in thousands)
Annual audit fees (1)	$367
Audit related fees (2)	15
Tax fees	—
All other fees	—

Total fees for services	$382

(1)	Annual audit fees for the audit of the consolidated financial statements included in the Company’s Annual Report on Form 10-K and the review of the interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. This category also includes fees for statutory audits required by the Puerto Rico tax authorities, consents, review of registration statements and other documents filed with the SEC, and accounting consultations.
(2)	Audit related fees are the fees for the financial statement audit of the Company’s employee benefit plan.

The following table sets forth the aggregate fees billed to us for professional audit services rendered by KPMG for the audit of our annual consolidated financial statements for the year ended December 31, 2012, the review of the consolidated financial statements included in our quarterly reports on Form10-Q for such periods and fees billed for other services rendered by KPMG for such period. Fees include amounts related to the year indicated, which may differ from amounts billed.

Year Ended December 31, 2012
($ in thousands)
Annual audit fees (1)	$455
Audit related fees (2)	25
Tax fees (3)	302
All other fees	—

Total fees for services	$782

(1)	Annual audit fees for the audit of the consolidated financial statements included in the Company’s Annual Report on Form 10-K (as amended by our Amendment No. 1 on Form 10-K/A) and the review of the interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. This category also includes fees for statutory audits required by the Puerto Rico tax authorities, consents, review of registration statements and other documents filed with the SEC, and accounting consultations.
(2)	Audit related fees are the fees for the financial statement audit of the Company’s employee benefit plan.
(3)	Tax fees are the fees for professional services rendered for tax compliance, tax advice, and tax planning for the Company’s U.S. and Puerto Rico entities.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

In accordance with the Audit Committee Charter, the Audit Committee is responsible for appointing and overseeing the work of the Independent Registered Public Accounting Firm. The Audit Committee has not established or adopted pre-approval policies and procedures for the pre-approval of all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. The Audit Committee may, however, adopt pre-approval policies and procedures in the future if it deems pre-approval policies and procedures to be appropriate for us. The Audit Committee did not rely upon the exception to the pre-approval requirements provided in 17 C.F.R 210.2-01(c)(7)(i)(c). The Audit Committee provided its prior approval for all audit and non-audit related services reflected in the above table. The Audit Committee reviewed the provision of all non-audit services by the Independent Registered Public Accounting Firm and concluded that the provision of these services was compatible with maintaining the Independent Registered Public Accounting Firm’s independence.

Before engaging the Independent Registered Public Accounting Firm for the audit of the 2013 financial statements, the Independent Registered Public Accounting Firm submitted to the Audit Committee for approval a detailed description of services it expected to render to the Company during that year for each of the following categories of services:

•	Audit services include audit work performed in the preparation of the consolidated financial statements, as well as work that generally only the Independent Registered Public Accounting Firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

•	Audit related services are for assurance and related services that are traditionally performed by the Independent Registered Public Accounting Firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•	Tax services include all services performed by the Independent Registered Public Accounting Firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

•	Other services are those services not captured in the other categories.

Before engagement, the Audit Committee pre-approved these services by category of service. The fees are budgeted and the Audit Committee requires the Independent Registered Public Accounting Firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the Independent Registered Public Accounting Firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the Independent Registered Public Accounting Firm.

Crowe has served as our Independent Registered Public Accounting Firm for the fiscal year ending in 2013. No accountant has been selected or recommended to stockholders for election, approval or ratification for 2014. The Company does not expect Crowe to be present at the Annual Meeting to respond to questions or make a statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval Policies and Procedures

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions in accordance with the Nasdaq Listing Rules. Our Audit Committee also reviews and approves our Audit Committee Report included in the Proxy Statement. In determining whether to approve or ratify a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable to us than terms generally available from an unrelated person under the same or similar circumstances, and the extent of the related person’s interest in the transaction. An Audit Committee member cannot participate in any approval or ratification of a related party transaction in which such member is a related person, other than to provide all material information regarding the transaction to the Audit Committee.

Certain Relationships

Eric García, the son of Mr. García, our CFO, is employed by us as Vice President of Sales for our New York radio stations. During 2013 and 2012, he was paid $383,804 and $435,406, respectively.

See “Security Ownership of Certain Beneficial Owners and Management.”

PROPOSAL

ELECTION OF COMMON STOCK DIRECTORS

At the Annual Meeting, holders of Class A and Class B common stock will be asked to elect Raúl Alarcón, Joseph A. García, Manuel E. Machado, Jason L. Shrinsky, José A. Villamil, and Mitchell A. Yelen, each of whom currently serves as a member of the Board, to the Board of Directors until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or retirement.

If you submit your proxy via the Internet, by telephone or by mail, your shares will be voted for the election of the six nominees for Common Stock Director recommended by the Board of Directors, unless you mark the proxy in such a manner as to withhold authority to vote. The named proxies will vote all shares represented by proxy for the nominees for these vacancies, except to the extent authority to do so is withheld. Stockholders may withhold authority from the named proxies to vote for the entire slate of directors as nominated or may withhold the authority to vote for any individual nominee by marking the box under the “WITHOLD ALL” or “FOR ALL EXCEPT” column, respectively, adjacent to the name(s) of the appropriate director(s) via the Internet or on the attached proxy card, or by indicating by telephone that authority is withheld. Withholding authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. If any nominee for any reason is or becomes unable or unwilling to serve, all shares represented by proxy will be voted at the Annual Meeting by the named proxies for the person, if any, as shall be designated by the Board of Directors to replace the nominee. Please see “Stockholders Entitled to Vote at the Annual Meeting — Shares Held with a Broker, Bank, Trustee or Other Nominee” for information on how your shares will be voted in the absence of your instructions if you hold shares through a bank, broker or other nominee. Each nominee has agreed to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director.

Vote Required

To be elected as a director at the Annual Meeting, each candidate for election must receive a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting.

Recommendation of the Board of Directors:

THE BOARD UNANIMOUSLY RECOMMENDS THAT EACH HOLDER OF CLASS A COMMON STOCK AND EACH HOLDER OF CLASS B COMMON STOCK VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW.

•	Raúl Alarcón

•	Joseph A. García

•	Manuel E. Machado

•	Jason L. Shrinsky

•	José A. Villamil

•	Mitchell A. Yelen

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Under the rules and regulations of the SEC, stockholder proposals intended to be presented in our proxy statement for the annual meeting of stockholders to be held in 2015 must be received by us at our principal executive offices at Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166, in writing by certified mail, return receipt requested, Attention: Joseph A. García, Chief Financial Officer, no later than 120 days before the 2015 annual meeting. However, if the 2015 annual meeting does not occur between May 1, 2015 and July 1, 2015, the notice must be received within a reasonable time before the Company begins to print and send its proxy materials.

The notice must set forth the security holder’s name and address as they appear on our books and the class and number of shares of common stock beneficially owned by such security holder. Additionally, the notice must set forth, as to each person whom the security holder proposes to nominate for election as a director, all information relating to such person required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named as a nominee and to serving as a director if elected).

ANNUAL REPORT

Our 2013 Annual Report on Form 10-K, containing our consolidated financial statements, will be mailed on or about April 29, 2014, and also will be available on the Internet at http://www.proxyvote.com. The 2013 Annual Report on Form 10-K is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

Any beneficial or record owner of our securities on the Record Date of April 9, 2014 may request and receive without charge a copy of our 2013 Annual Report on Form 10-K, including the consolidated financial statements, financial statement schedules and amendments thereto. Such request should be in writing and addressed to: Spanish Broadcasting System, Inc., Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166, Attention: Joseph A. García, Chief Financial Officer.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors

Raúl Alarcón

Chairman of the Board of Directors, President and

Chief Executive Officer

Miami, Florida

April 29, 2014

            0000178370_2 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K, are available at www.proxyvote.com.

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SPANISH BROADCASTING SYSTEM, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2014

The undersigned, acknowledging receipt of (1) the notice of the annual meeting of stockholders to be held on June 6, 2014 at 2:00 p.m., Eastern Daylight Time, at the corporate offices of Spanish Broadcasting System, Inc., Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, FL 33166, (2) the Proxy Statement relating to the meeting, and (3) the 2013 Annual Report on Form 10-K hereby revokes all prior proxies and appoints Raúl Alarcón and Joseph A. García, and each of them acting singly, with full power of substitution, as proxies to represent and vote on behalf of the undersigned, as designated herein, all shares of Class A common stock, par value $0.0001 per share, and all shares of Class B common stock, par value $0.0001 per share, of Spanish Broadcasting System, Inc., a Delaware corporation, that the undersigned would be entitled to vote if present in person at the annual meeting of stockholders and any adjournment or adjournments thereof. These proxies are authorized to vote in their discretion upon such other matters as may properly come before the annual meeting or any adjournment(s) thereof. IF A CHOICE IS NOT SPECIFIED WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

Attendance of the undersigned at the annual meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall vote in person at the annual meeting.

EACH STOCKHOLDER SHOULD SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPANISH BROADCASTING SYSTEM, INC.

Continued and to be signed on reverse side

            0000178370_1 R1.0.0.51160

Broadridge Corporate Issuer Services, Inc. PO Box 1342 Brentwood, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 5, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee (s), mark “For All Except” and write the number (s) of the nominee (s) on the line bellow.
The Board of Directors recommends you vote FOR the following:
Election of Common Stock Directors Nominees	☐	☐	☐
01 Raúl Alarcón 02 Joseph A. García 03 Manuel E. Machado 04 Jason L. Shrinsky 05 José A. Villamil 06 Mitchell A. Yelen

NOTE: IF A CHOICE IS NOT SPECIFIED WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL AS RECOMMENDED BY THE BOARD OF DIRECTORS.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name (s) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date